Exhibit 99.1

TRxADE HEALTH Reports First Quarter Gross Margin of 69% and Q1 2023 Financial Results

Continues Nationwide Expansion of Breakthrough Digital Healthcare Services IT Platform

TAMPA, FL, May 15, 2023 — TRxADE HEALTH, INC. (NASDAQ: MEDS) (“TRxADE” or the “Company”), a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S., today announced its financial results for the quarter ended March 31, 2023.

2023 and Subsequent Operational Highlights

TRxADE continued to expand the TRxADE drug procurement marketplace nationwide, increasing new members approximately 1,100 for the first quarter of 2023 compared to the first quarter of 2022, bringing the total registered members to approximately 14,500+ at March 31, 2023

Management Commentary

Mr. Ajjarapu commented, “The first three months of 2023 have been an exciting and challenging time for TRxADE. We continue to focus the Company’s strategic plans and partnerships, working towards creating sustainable value for our stockholders. I am pleased with the growth we have experienced in our TRxADE platform. We continue to achieve key milestones in our internal roadmap with a focus on innovation and development through our various complementary growth opportunities.”

First Quarter 2023 Financial Summary

Consolidated revenues for the first quarter of 2023 compared to the first quarter of 2022 decreased 31% to $2.2 million, compared to $3.2 million, respectively. The decrease in consolidated revenue was driven by decreased revenue attributed to our Trxade Prime subsidiary. The revenues generated by the TRxADE Platform in the first quarter of 2023 compared to 2022 increased 4% and Trxade Prime year over year revenue declined 70% in 2023 compared to 2022. The subsidiary company Community Specialty Pharmacy experienced a 16% increase in revenue for the first quarter 2023 compared to 2022.

Gross profit analysis of comparable fiscal periods of 2023 and 2022 reflect an increase in gross profits of $221,000 for the first quarter of 2023 compared to 2022. As a percent of revenue, consolidated gross profit increased to 69% for the comparable quarter periods of 2023 and 2022.

Operating expenses for the first quarter of 2023 were $1.9 million, compared to $2.3 million for the first quarter of 2022.

Net loss for the quarter ended March 31, 2023, was ($0.7) million, or ($0.07) per basic and diluted share outstanding, compared to a net loss of ($1.0) million, or ($0.12) per basic and diluted share outstanding for same period in 2022.

Adjusted EBITDA, a non-GAAP financial measure, was ($0.06) million for the first quarter 2023, compared to ($0.7) million for the first quarter 2022. See “Use of Non-GAAP Financial Information” below, and the reconciliation of Adjusted EBITDA to GAAP set forth at the end of this release.

Additional metrics related to our key performance are as follows:

For the three months ended March 31, 2023, the TRxADE Platform increased its registered users by 8%. Total registered users increased  to approximately 14,500+ from 13,400+, as of March 31, 2023, and 2022, respectively. For the same comparable periods the TRxADE Platform revenues increased 4% from $1.38 million for the quarter ended March 31, 2022 to $1.44 million for the period ended 2023. Sales volume on the TRxADE Platform also increased year over year by 7% for the comparable fiscal period.

For the three-month period ended March 31, 2023, compared to the same period in 2022, Integra Pharma Solutions, LLC (“TRxADE Prime”) revenue declined 69% from $1.6 million to $0.5 million.

TRxADE Prime also saw improvements in gross margin. For the first quarter 2023 gross margin was 12% compared to 1% for the first quarter 2022.

The Company is committed to continued efforts designed to build a strong foundation for Trxade Prime and further growth.

Conference Call and Webcast

Management will host a conference call on Monday, May 15, 2023, at 6:00 p.m. Eastern time to discuss TRxADE’s 2023 first quarter financial results. The call will conclude with Q&A from participants. To participate, please use the following information:

2023 First Quarter Conference Call and Webcast

Date: Monday, May 15, 2023
Time: 6:00 p.m. Eastern time
U.S. Dial-in: 1-877-425-9470
International Dial-in: 1-201-389-0878
Webcast: https://callme.viavid.com/viavid/?callme=true&passcode=13711397&h=true&info=company&r=true&B=6

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through June 15, 2023. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally and enter replay pin number 13737052. A webcast will also be available for 30 days on the IR section of the Trxade Group website or by clicking the webcast link above.

About TRxADE HEALTH, INC.

TRxADE HEALTH (NASDAQ: MEDS) is a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S. The Company operates the TRxADE drug procurement marketplace serving approximately 14,500+ members nationwide, fostering price transparency and under the Bonum Health brand, offering patient centric telehealth services. For more information on TRxADE HEALTH, please visit the Company’s IR website at investors.trxadegroup.com.

Use of Non-GAAP Financial Information

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release we also present EBITDA and Adjusted EBITDA which are “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with GAAP. EBITDA represents net income (loss) attributable to TRxADE before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense, bad debt recovery, bad debt write-off, gain (loss) on disposal of asset, litigation expenses, loss (gain) on inventory investment, loss (gain) on impairment of intangible asset and change in fair value of warrant liability. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are EBITDA and Adjusted EBITDA do not reflect cash expenditures, future requirements for capital expenditures, or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs; and EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments. Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Additionally, other companies may calculate EBITDA and Adjusted EBITDA differently than TRxADE does, limiting its usefulness as a comparative measure. EBITDA and Adjusted EBITDA are not recognized in accordance with GAAP, are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the section titled “Reconciliation of Net Income (Loss) attributable to TRxADE HEALTH, INC., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA”, included at the end of this release.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our industry, our beliefs and our assumptions. Such forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. These risks include risks relating to agreements with third parties; our ability to raise funding in the future, as needed, and the terms of such funding, including potential dilution caused thereby; our ability to continue as a going concern; security interests under certain of our credit arrangements  ; the fact that we are exploring strategic alternatives for our Bonum Health, Inc. subsidiary  ; our ability to maintain the listing of our common stock on the Nasdaq Capital Market, including our current non-compliance with the continued listing standards of the Nasdaq Capital Market; risks associated with our operations not being profitable; the commercial viability of new business lines, applications, products and technologies, and the costs of such items; the Company’s stock repurchase program  ; the adoption of the Company’s product offerings; claims relating to alleged violations of intellectual property rights of others; our ability to monetize our technological solutions; technical problems with our websites, apps and products; risks relating to implementing our acquisition strategies; challenges to the pharmaceutical supply chain posed by the COVID-19 pandemic or similar events and related matters; our ability to manage our growth; negative effects on our operations associated with the opioid pain medication health crisis; regulatory and licensing requirement risks; risks related to changes in the U.S. healthcare environment; the status of our information systems, facilities and distribution networks; risks associated with the operations of our more established competitors; regulatory changes; existing and new competitors which may have more resources than we do; increases in direct to consumer sales of drugs; healthcare fraud; COVID-19, governmental responses thereto, economic downturns and increased inflation and possible recessions caused thereby; changes in laws or regulations relating to our operations; privacy laws; system errors; dependence on current management; our growth strategy; dilution which may be caused by future offerings; increased inflation and interest rates, including the increased costs of raising funding as a result thereof; and supply chain issues caused by among other things, recessions and global conflicts. Additional information about these and other factors that could cause the Company’s results to differ materially from these forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022, which are available at www.sec.gov and in the “NASDAQ:MEDS” — “SEC Filings” section of the Company’s website at https://www.investors.trxadehealth.com. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

Investor Relations:

IR@trxade.com

Investors.trxadegroup.com

TRxADE HEALTH, INC.

Consolidated Balance Sheets

	March 31,	December 31,
	2023	2022
Assets
Current Assets
Cash	$1,194,079	$1,111,156
Accounts receivable, net	707,914	728,601
Inventory	126,254	119,582
Prepaid assets	357,866	110,945
Current assets of discontinued operations	-	22,837
Total Current Assets	2,386,113	2,093,121

Property plant and equipment, net	62,393	65,214
Intangible assets and capitalized software, net	537,917	450,845
Deposits	49,031	49,031
Operating lease right-of-use assets	1,002,317	1,051,815
Total Assets	$4,037,771	$3,710,026

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	515,766	682,653
Accrued liabilities	303,225	290,013
Other current liabilities	229,165	67,517
Contingent funding liabilities	789,286	108,036
Current portion lease liabilities	204,064	196,872
Warrant liability	508,642	588,533
Notes payable— related party	-	166,667
Current liabilities of discontinued operations	-	46,500
Total Current liabilities	2,550,148	2,146,791

Long Term Liabilities
Other long-term liabilities — leases	832,483	887,035
Notes payable- related party	-	333,333

Total Liabilities	3,382,631	3,367,159

Stockholders’ Equity

Series A preferred stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding, as of March 31, 2023 and December 31, 2022.	-	-
Common stock, $0.00001 par value; 100,000,000 shares authorized; 10,210,878 and 9,393,708 shares issued and outstanding, as of March 31, 2023 and December 31, 2022, respectively	100	99
Additional paid-in capital	20,560,499	20,482,573
Retained deficit	(19,905,459)	(19,719,536)
Total	655,140	763,136
Non-controlling interest in subsidiary	-	(420,269)
Total stockholders’ equity	655,140	342,867

Total Liabilities and Stockholders’ Equity	$4,037,771	$3,710,026

TRxADE HEALTH, INC.

Consolidated Statements of Operations

	For the Three Months Ended March 31,
	2023	2022

Revenues	$2,247,750	$3,240,272
Cost of sales	690,670	1,904,569
Gross Profit	1,557,080	1,335,703

Operating Expenses:
Wage and salary expense	905,901	1,069,958
Professional fees	139,661	101,009
Accounting and legal expense	248,217	236,221
Technology expense	233,286	245,785
General and administrative	377,421	651,302
Total operating expenses	1,904,486	2,304,275
Operating Loss	(347,406)	(968,572)

Nonoperating income (expense)
Change in fair value of warrant liability	79,891	-
Interest income	4,198	-
Gain on disposal of asset	-	4,100
Interest expense	(62,392)	(1,364)
Total nonoperating expense	21,697	2,736
Net Loss from continuing operations	(325,709)	(965,836)

Net Loss on discontinued operations, net of tax	(352,244)	-

Net loss attributable to TRxADE Health, Inc.	$(677,953)	$(960,147)

Net loss attributable to non-controlling interests	-	(5,689)

Basic and diluted net loss per common share:
Continuing operations	$(0.03)	$(0.12)
Discontinued operations	$(0.04)	$-
Net loss attributable to common stockholders	$(0.07)	$(0.12)
Weighted average common shares outstanding - basic and diluted	10,060,735	8,178,124

TRxADE HEALTH, INC.

Consolidated Statements of Cash Flows

	Three months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss from continuing operations	$(677,953)	$(965,836)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	2,821	3,972
Options expense	14,434	32,783
Common stock issued for services	63,486	32,083
Bad debt expense	(32,074)	1,317
Gain on sale of asset	-	(1,900)
Amortization of right of use assets	49,498	54,328

Changes in operating assets and liabilities:
Other assets	-	(149,229)
Accounts receivable, net	52,761	(63,237)
Prepaid assets and deposits	(22,866)	(172,857)
Inventory	(6,672)	(217,671)
Lease liability	(47,359)	(50,322)
Accounts payable	(166,887)	431,467
Accrued liabilities	(210,843)	74,501
Undeposited customer funds	-	(11,166)
Current liabilities	161,647	-
Warrant liability	(79,891)	-
Customer Deposits	-	996
Net cash used in operating activites for continuing operations	(899,898)	(1,002,381)
Net cash used in operating activites for discontinued operations	(31,633)	-
Net cash used in operating activities	(931,531)	(1,000,771)

Cash flows from investing activities:
Sale of fixed assets	-	23,000
Investment in capitalized software	(87,072)	-
Net cash used in investing activites for continuing operations	(87,072)	23,000
Net cash used in investing activites for discontinued operations	420,269	-
Net cash used in investing activities	333,197	23,000

Cash flows from financing activities:
Repayment of contigent liability	(143,750)	-
Dispostion of assets, related party	-	-
Proceeds from sale of future revenue	825,000	-
Distributions to non-controlling interest	-	(275,000)
Proceeds from exercise of warrants	7	875
Net cash provided by financing activites for continuing operations	681,257	(274,125)
Net cash used in financing activites for discontinued operations	-	-
Net cash provided by financing activities	681,257	(274,125)

Net change in cash	82,923	(1,251,896)
Cash at beginning of the year	1,111,156	3,122,578
Cash at end of the period	$1,194,079	$1,870,682

Supplemental disclosure of cash flow information
Cash paid for interest	$62,392	$1,364
Cash paid for income taxes	$-	$-
Non-Cash Transactions
Insurance premium financed	$224,055	$220,354
Note cancelled from SOSRx agreement termination	$500,000	$-
Note issued as SOSRx contribution	$-	$500,000
Intangible Asset Contribution from non-controlling interest	$-	$792,500
Dispostion of assets, related party	$492,030	$-

Reconciliation of Net Income (Loss) attributable to TRxADE HEALTH, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and
Adjusted EBITDA*

	Three Months ended March 31,
	2023	2022
Net loss attributable to TRxADE Health, Inc.	$(677,953)	$(965,836)
Add (deduct):
Interest, net	58,194	1,364
Depreciation and amortization	3,297	3,972
EBITDA *	(616,462)	(960,500)
Add (deduct):
Bad debt recovery	32,074	-
Change in fair value of warrant liability	(79,891)	-
Litigation expenses	-	225,000
Stock-based compensation	77,920	64,866
Adjusted EBITDA *	$(586,359)	$(670,634)

* EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. See also “Use of Non-GAAP Financial Information”, above.